Exhibit 10.10

Aircraft Sale Agreement

Two used A319-100 MSN *          and MSN *

Execution Version

AIRCRAFT SALE AGREEMENT

Dated as of August 3, 2018

BETWEEN

CONTRAIL AVIATION SUPPORT, LLC

as Buyer

and

*                              AS TRUSTEE FOR AIRCRAFT 32A-*         )

and

*                              AS TRUSTEE FOR AIRCRAFT 32A-*         )

as Sellers

Aircraft Make and Model:	Two used Airbus A319-100

Aircraft Manufacturer’s Serial Number:	MSN * and MSN *

Make and Model of Engines:	IAE, V2524-A5

Serial Numbers of Engines:	* , * and * *

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

Aircraft Sale Agreement

Two used A319-100 MSN *          and MSN *

Execution Version

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

AIRCRAFT SALE AGREEMENT

THIS AIRCRAFT SALE AGREEMENT is made and entered into as of August 3, 2018 between:

(1)	CONTRAIL AVIATION SUPPORT, LLC, whose address and principal place of business is at 435 Investment Court, Verona, WI 53593, U.S.A. (“Buyer”);

(2)	* * * * * * * * * * * AS TRUSTEE FOR AIRCRAFT 32A-* * ) * whose address and principal place of business is at * * * * (“Seller 1”);

(3)	* * * * * * * * * * AS TRUSTEE FOR AIRCRAFT 32A-* * * ) whose address and principal place of business is at * * * * (“Seller 2”);

(together referred to as “Sellers”)

The subject matter of this Agreement are two used aircraft and the engines attached thereto, as further described herein, which Sellers desire to sell to Buyer or the relevant Buyer’s Nominee and Buyer is willing to purchase or cause the relevant Buyer’s Nominee to purchase each of the aircraft (as defined herein) from Sellers.

In consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, Sellers hereby agrees to sell to Buyer or Buyer’s Nominee and Buyer hereby agrees to purchase or cause the relevant Buyer’s Nominee to purchase each of the aircraft from Sellers the above-mentioned aircraft and Sellers and Buyer further agree as follows:

ARTICLE 1: DEFINITIONS

Except where the context otherwise requires, the following words have the following meanings for all purposes of this Agreement. The definitions are equally applicable to the singular and plural forms of the words. Any agreement defined below includes each amendment, modification, supplement and waiver thereto in effect from time to time.

1.1	General Definitions.

“Acceptance Certificate” means the acceptance certificate in the form set forth in Exhibit E.

“Aircraft” means each of, or as the context may require, any of Aircraft 1 or Aircraft 2.

“Aircraft 1” means the Airframe and the Engines described in row number 1 in the table set forth in Exhibit A and the Parts and the Aircraft Documentation relating thereto.

“Aircraft 2” means the Airframe and the Engines described in row number 2 in the table set forth in Exhibit A and the Parts and the Aircraft Documentation relating thereto.

“Aircraft Activity” means the ownership, possession, use, import, export, registration, re-registration, deregistration, non-registration, manufacture, performance, transportation, management, location, movement, acquisition, disposal, transfer, exchange, control, design, condition, defect, testing, inspection, acceptance, delivery, redelivery, leasing, subleasing, wetleasing, pooling, interchange, maintenance, repair, loss, damage, emissions, refurbishment, insurance, reinsurance, service,

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

modification, overhaul, replacement, alteration, storage, removal or operation of the Aircraft, the Airframe, any Engine or any Part (whether in the air or on the ground or otherwise).

“Aircraft Documentation” means all log books, Aircraft records, manuals and other documents provided by Seller at Sale, including but not limited to historic bills of sale.

“Airframe” means each of the airframes described in Exhibit A together with all Parts relating thereto (except Engines or engines).

“Aviation Authority” means in relation to an Aircraft, each aviation authority or applicable Government Entity which under the Laws of the State of Registration from time to time has control over civil aviation and/or the registration, airworthiness or operation of aircraft.

“Base Purchase Price” means:

(a)	in respect of Aircraft 1, an amount of $ * ;

(b)	in respect of Aircraft 2, an amount of $ * ).

“Bill of Sale” means a bill of sale in form and substance as provided in Exhibit F.

“Business Day” means a day, other than a Saturday or Sunday, on which the banks in New York, New York and *                      are open for the transaction of business.

“Buyer Indemnitee” means Buyer and each Buyer Related Person and each of their respective officers, directors, employees, agents, shareholders and members.

“Buyer’s Nominee” means in relation to an Aircraft, the Person, which shall be a fully owned subsidiary of Buyer, identified as such for that Aircraft in the table set out in Exhibit C.

“Buyer Related Person” means in relation to an Aircraft, each of, or as the context may require, any of Buyer, the relevant Buyer’s Nominee, the relevant New Lessor and each other Person (if any) listed as such for that Aircraft in the table set forth in Exhibit C.

“Cape Town Convention” means the Cape Town Convention on International Interest in Mobile Equipment adopted in Cape Town, South Africa on November 16, 2001 and the Protocol thereto on Matters Specific to Aircraft Equipment.

“Contractual Interest Rate” means a fixed rate of *     % per annum, calculated based upon a 365 day year.

“Default Interest Rate” means *              *    *                      *          *          *              *                  *    *      *              *

“Deposit” means:

•	in respect of Aircraft 1, an amount of $ * ; and

•	in respect of Aircraft 2, an amount of $ *

“Deposit Return Event” means, in relation to an Aircraft, a termination of this Agreement in as far as it relates to that Aircraft pursuant to Article 2.5, Article 2.6 or Article 2.7 (other than paragraphs (a) and (b) of Article 2.7.1) and any other circumstances in which sale and associated lease transfer does not complete for reasons not attributable to the Buyer’s default under this Aircraft Sale Agreement or the relevant Lease Transfer Agreement on or before the Final Sale Date, provided, however, that the

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

parties agree to discuss a good faith extension to the Final Sale Date as provided in Article 2.7.3 should the circumstances therein arise.

“Dollars” and “$” means the lawful currency of the United States of America.

“Engine” means in relation to an Aircraft, each of the engines identified for that Aircraft in the table set forth in Exhibit A or any other engines which are substituted therefor in accordance with the terms of the Lease related to that Aircraft and title to which will, immediately prior to the Sale, be vested in the Seller, as shall be identified in the relevant Acceptance Certificate and Bill of Sale together with Parts relating thereto.

“Economic Closing Date” means 15 July, 2018.

“Existing Lessor” means, as provided in the table set forth in Exhibit B, in relation to Aircraft 1 and related Lease, Seller 1 and in relation to Aircraft 2 and related Lease, Seller 2.

“Final Sale Date” means October 17, 2018 or such other date as the parties may agree in writing.

“Force Majeure Event” means any (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) action, inaction or purported action of any Government Entity; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) national or regional emergency; (g) strike, boycott, labour stoppage, slowdown, blockade or other industrial disturbance; or (h) other cause outside the reasonable control of the parties to this Agreement.

“Government Entity” means any (a) national, state, provincial, municipal or local government, (b) board, commission, authority, department, division, instrumentality, court, agency or political subdivision or official thereof or (c) association, organization or institution of which any of the entities listed in (a) or (b) is a member or to whose jurisdiction any such entity is subject.

“Governing Jurisdiction” means the courts of the State of New York in the County of New York or any Federal court of the United States of America sitting in such County.

“Governing Law” means the laws of the State of New York, United States of America without regard conflict of law principles other than Section 5-1401 of the New York General Obligations Law.

“International Registry” and “international interest” have meanings given to such expressions in The Cape Town Convention.

“Law” means any (a) law, statute, decree, constitution, regulation, judgment, injunction, order or directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party, (c) judicial or administrative interpretation or application of any of the foregoing or (d) any binding judicial precedent having the force of law.

“Lease” means, in relation to an Aircraft, the Lease for that Aircraft listed in the table set forth in Exhibit D, together with the related Lease Documents.

“Lease Documents” means, in relation to an Aircraft, the documents listed as such for that Aircraft in the table set out in Exhibit D.

“Lease Transfer Agreement” means a novation and amendment or an assignment, assumption and amendment agreement between Buyer, the relevant Existing Lessor the relevant New Lessor and the Lessee party to such Lease which transfers to the relevant New Lessor that Existing Lessor’s rights, title, interests and obligations under such Lease, in the form agreed by Seller and Buyer and the Lessee.

“Lessee” means *      *                                  .

“Loss” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature.

“Manufacturer” means Airbus.

“Material Damage” means, in relation to an Aircraft, damage to an Aircraft or the Engines costing more than US$1,000,000 to repair or replace.

“Net Sale Price” means the Sale Price:

(i)	less the sum of:

(ii)	in respect of the second Aircraft to be sold only, the amount of the Total Deposit;

(iii)

the amount of all Rent (as defined in the related Lease) due and received by the relevant Existing Lessor pursuant to the related Lease to the extent attributable to the period commencing on the Economic Closing Date and continuing thereafter; and

(iv)	the balance of any cash “Deposit” (as defined in the related Lease) held by the relevant Existing Lessor pursuant to the Lease related to that Aircraft.

(v)	the balance of any “Reserves” (as defined in the related Lease) held by the relevant Existing Lessor pursuant to the Lease related to that Aircraft.

in the case of (ii) and (iii) and (iv) above as of the Sale Date of such Aircraft; and

(vi)

plus interest on the Base Purchase Price for that Aircraft for the period from (and including) the Economic Closing Date to (but excluding) the Sale Date of such Aircraft which will accrue at the Contractual Interest Rate and be calculated on the actual number of days elapsed during such period and a 365 day year.

“New Lessor” means, in relation to an Aircraft and a Lease, the Person identified as such for that Aircraft and the Lease related to that Aircraft in the table set forth in Exhibit C.

“Owner Participant” means *                      *              *      *                                  , as the exclusive holder of 100% of the beneficial interest in the trust estates of Seller 1 and Seller 2.

“Part” means any part, component, appliance, system, accessory, instrument, communications equipment, furnishing, module, Seller furnished equipment or other item of equipment (other than complete Engines or engines) installed in or attached to the Airframe or any Engine.

“Person” means any individual, firm, partnership, joint venture, trust, corporation, company, Government Entity, committee, department, authority or any body or entity, incorporated or unincorporated, whether having distinct legal personality or not.

“Sale” means, in relation to an Aircraft, the sale of that Aircraft by the Seller to Buyer or the relevant Buyer’s Nominee and the purchase of that Aircraft by Buyer or the relevant Buyer’s Nominee’s from the Seller in accordance with Article 3.1 and the novation of the Lease, pursuant to the Lease Transfer Agreement.

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

“Sale Date” means, in relation to an Aircraft, the date on which the Sale takes place.

“Sale Documents” means this Aircraft Sale Agreement, together with all Exhibits hereto, each Acceptance Certificate, each Bill of Sale, the Seller Guarantee, each Lease Transfer Agreement and each effective time notice thereunder (howsoever described pursuant thereto), together with any other document agreed in writing by Seller and Buyer to constitute a Sale Document for the purposes of this Agreement.

“Sale Location” means in relation to an Aircraft, international airspace, the *              *                      *             : in the *              *              *                      *                             ; *                         , or such other location as Sellers and Buyer may mutually agree in writing.

“Scheduled Sale Date” means, in relation to an Aircraft, such date as Seller shall notify Buyer in writing reasonably in advance, provided that the Sale Date for the Aircraft shall not take place prior to 20 August, 2018 (or earlier to the extent mutually agreed in writing by the parties hereto).

“Seller Guarantee” means the guarantee in the form set out in Exhibit G between Seller Guarantor as guarantor and Buyer as beneficiary, in relation to the obligations of Seller under the Sale Documents.

“Seller Guarantor” means *                                  .

“Security Interest” means any encumbrance or security interest, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, international interest, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession, seizure or detention.

“Seller’s Bank” means Seller’s bank account specified in Article 3.3 or such other bank account as Seller may from time to time designate by written notice to Buyer.

“Seller Indemnitee” means Seller and each Seller Related Person and each of their respective officers, directors, employees, agents, shareholders and members.

“Seller Related Persons” means, in relation to an Aircraft, each of, or as the context may require, any of Seller, the relevant Existing Lessor, and each other Person (if any) listed as such for that Aircraft in the table set forth in Exhibit B.

“State of Registration” means *              *              *                      *             .

“Taxes” has the meaning given to such expression in Article 7.2.

“Tax Indemnitee” means each Seller Related Person and each of their respective officers, directors, employees, agents and shareholders.

“Total Deposit” means the aggregate of the Deposits for each Aircraft.

“Total Loss” means the destruction, damage beyond repair, or permanent rendering unfit for normal use for any reason whatsoever of the Aircraft, or the constructive total loss of the Aircraft.

“Warranted Security Interests” means, in relation to an Aircraft, at the time of Sale of that Aircraft, any Security Interests in respect of that Aircraft (other than the related Lease, the related Lease Transfer Agreement, any Permitted Lien other than Lessor’s Liens as such terms are defined in the related Lease and any international interest registered (i) in connection with the related sale

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

transaction contemplated by this Agreement or (ii) on or prior to the time of Sale which are to be removed pursuant to Article 5.3.3).

ARTICLE 2: AGREEMENT TO SELL AND TO PURCHASE

2.

2.1	Agreement to Sell and to Purchase.

In consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, the Sellers of each Aircraft agree to sell such Aircraft to Buyer or the relevant Buyer’s Nominee and Buyer hereby agrees to purchase or cause the relevant Buyer’s Nominee to purchase each of the Aircraft from the Sellers.

2.2	Location of Sale.

Sellers will tender each Aircraft for sale to Buyer or the relevant Buyer’s Nominee at the Sale Location. Sellers will not be required to physically tender or deliver an Aircraft to Buyer or the relevant Buyer’s Nominee, and Buyer or the relevant Buyer’s Nominee agree the Sale will not disturb Lessee’s quiet use, possession and enjoyment of an Aircraft in accordance with the terms of the Lease related to that Aircraft. If necessary to accommodate flight schedules, the Sale of an Aircraft and its respective Engines may be effected in different Sale Locations agreed by relevant Seller and Buyer (each acting reasonably).

2.3	Scheduled Sale Date.

The Sale of an Aircraft by the relevant Seller to Buyer or the relevant Buyer’s Nominee shall take place on the Scheduled Sale Date for that Aircraft. If necessary to accommodate flight schedules, the Sale of an Aircraft and its respective Engines may be effected at different times or on different dates in a manner and on terms agreed by relevant Seller and Buyer (each acting reasonably).

2.4	Risk of Loss and obligations post-sale.

On and from the Sale of an Aircraft, all risk of loss and damage to that Aircraft will pass from the relevant Seller to Buyer or the relevant Buyer’s Nominee. If the Sale of an Aircraft and its respective Engines are to be effected at different times or on different dates, all risk of loss and damage to the relevant Airframe or, as the case may be, the relevant Engine will pass from the relevant Seller to Buyer or the relevant Buyer’s Nominee at the time of Sale of that Airframe or, as the case may be, that Engine.

With effect from the Sale of an Aircraft, the Buyer or the relevant Buyer Nominee or New Lessor shall be obligated to pay the Lessee pursuant to the terms of the related Lease for any maintenance event, reimbursement or contribution claims (as defined in the related Lease) made by such Lessee, including without limitation and for the avoidance of doubt, any claims made or arising by the Lessee prior to the Sale Date for such Aircraft which have not been paid out as of such Sale Date provided that the Seller shall have notified the Buyer in writing the details and amounts of all such outstanding claims.

2.5	Total Loss prior to Sale.

If an Aircraft suffers a Total Loss prior to the Sale of that Aircraft, relevant Seller shall as soon as reasonably practicable after having been notified by Lessee of the same notify Buyer in writing and this Agreement shall terminate in as far as it relates to that Aircraft and none of the parties will have any further obligation or liability to the others in respect of that Aircraft except in respect of any breach of its obligations under any Sale Document prior to such termination, any obligations expressed to survive such termination and the obligation of Seller to make any payment to the Buyer in accordance with Article 3.2 but this Agreement shall continue in full force and effect for the remaining Aircraft.

2.6	Material Damage to Aircraft.

If, after the date of this Agreement but prior to the Sale Date, an Aircraft suffers Material Damage that has not been repaired or otherwise remedied to Buyer’s satisfaction (in its sole discretion), Seller and Buyer will discuss in good faith a revised Sale Price. If Seller and Buyer are unable to agree on a revised Sale Price in the course of such discussions, either Seller or Buyer may elect by written notice to terminate this Agreement, in which case neither party will have any further liability to the other except that Seller will return to Buyer the Deposit for that Aircraft in accordance with Article 3.2.

2.7	Cancellation for Delay.

2.7.1	If the Sale of an Aircraft has not occurred by 5:00 p.m. New York time on the Final Sale Date as a result of:

(a)

the material breach by Buyer or any Buyer Related Person of its obligation(s) under any Sale Document except where such breach is caused by an act or omission of relevant Seller or any Seller Related Person; or

(b)

a failure by Buyer or any Buyer Related Person to provide any condition precedent which is within its reasonable control to any other party under any Sale Document (and where such other party has not caused in whole or in part such failure) except where such condition precedent has been waived or deferred in writing by the relevant party entitled thereto, or for any reason whatsoever other than the circumstances described in Article 2.7.2 and Article 2.7.3 below, then relevant Seller may at any time following such time, by service of written notice on Buyer, terminate this Agreement in as far as it relates to that Aircraft and any other Aircraft in respect of which the Sale has not already occurred.

2.7.2	If the Sale of an Aircraft has not occurred by 5:00 p.m. New York time on the Final Sale Date as a result of:

(a)

the material breach by relevant Seller or any Seller Related Person of its obligations under any Sale Document except where such breach is caused by an act or omission of Buyer or any Buyer Related Person; or

(b)

a failure by relevant Seller or any Seller Related Person to provide any condition precedent which is within its reasonable control to any other party under any Sale Document (and where such other party has not caused in whole or in part such failure) except where such condition precedent has been waived or deferred in writing by the relevant party entitled thereto, or for any other reason whatsoever other than the circumstances described in Article 2.7.1 above and Article 2.7.3 below, then Buyer may at any time following such time, by service of written notice on relevant Seller, terminate this Agreement in as far as it relates to that Aircraft and any other Aircraft in respect of which the Sale has not already occurred.

2.7.3 If the Sale of an Aircraft has not occurred by 5:00 p.m. New York time on the Final Sale Date due to:

(a)	the occurrence of a Force Majeure Event;

(b)

the failure by the Lessee to enter into a Lease Transfer Agreement for the Lease related to that Aircraft or any condition precedent to the effective time thereunder not having been met, in each case to the extent not attributable to a failure by relevant Seller or Buyer.

Relevant Seller and Buyer shall discuss in good faith an extension to the Final Sale Date for that Aircraft. If Seller and Buyer cannot agree on an extension to the Final Sale Date for that Aircraft or the Sale of that Aircraft has not occurred by 5:00 p.m. New York time on such extended Final Sale Date then this Agreement shall terminate in as far as it relates to that Aircraft, but this Agreement shall continue in full force and effect for the remaining Aircraft.

2.7.4 In the case of a termination under this Article 2.7, none of the parties will have any further obligation or liability to the others in respect of the relevant Aircraft except in respect of any breach of its obligations under any Sale Document prior to such termination, any obligations expressed to survive such termination, and the obligation of Seller to make any payment to the Buyer in accordance with Article 3.2., but this Agreement shall continue in full force and effect for the remaining Aircraft (if any).

ARTICLE 3: SALE PRICE, DEPOSIT AND OTHER PAYMENTS

3.

3.1	Sale Price.

On the Scheduled Sale Date for an Aircraft, provided that Buyer’s conditions precedent in Article 5.1 relating to that Aircraft have been satisfied (or waived by Buyer), Buyer will pay to relevant Seller the Net Sale Price for that Aircraft and, upon receipt thereof, provided that relevant Seller’s conditions precedent relating to that Aircraft have been satisfied (or waived by Seller) that Seller will immediately execute and deliver an electronic copy of the Bill of Sale in respect of that Aircraft to Buyer or the relevant Buyer’s Nominee.

3.2	Deposit.

3.2.1	Buyer has paid the Total Deposit for the account of Owner Participant on behalf of the Sellers, which payment is hereby acknowledged by each Seller.

3.2.2

The Buyer hereby acknowledges that the Total Deposit is the sole unencumbered property of the respective Sellers, is held by the Owner Participant, and is refundable only as provided in this Agreement. The Total Deposit may be commingled with the general funds of Sellers or any affiliate of Sellers and any interest earned on the Total Deposit will be for each Seller’s account. The Total Deposit will serve as security for the performance by Buyer of its obligations under this Agreement and may be applied by Seller upon a breach by Buyer of its obligations under this Agreement.

3.2.3

If a Deposit Return Event occurs with respect to an Aircraft, relevant Seller shall within five (5) Business Days after receipt of a written demand therefor from the Buyer, pay to Buyer an amount equal to the Deposit received by Sellers for that Aircraft.

3.2.4	On Sale of the second Aircraft to be sold, the Total Deposit received by the Sellers shall be taken into account in calculating the Net Sale Price for that Aircraft in accordance with this Agreement.

3.3	Sellers’ Bank Account.

All payments to be made under this Agreement will be paid by wire transfer of immediately available Dollar funds to each Seller’s bank account at:

*

or such other bank account as a Seller may from time to time designate by written notice to Buyer.

When it is stated in this Agreement that an instalment of the Total Deposit or any other payment is due or must be paid or made by Buyer by a specific date, then such payment actually must be received by relevant Seller’s Bank on or before such specific date, even if, in order for such payment to be received by Seller’s Bank by such specific date, Buyer must initiate the wire transfer prior to such specific date.

3.4	Payments.

All payments to be made by Buyer under this Agreement (1) will be made without set off or counterclaim whatsoever and (2) will be made in full without any deduction or withholding in respect of Taxes, duties, withholdings, deductions or fees or otherwise unless the deduction is required by Law, in which event Buyer will:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)

forthwith pay to Seller such additional amount so that the net amount received by Seller will equal the full amount which would have been received by Seller had no such deduction or withholding been made;

(c)

pay to the relevant taxation authority or other Government Entity within the period for payment permitted by Law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this Article 3.4); and

(d)

furnish to Seller, within the period for payment permitted by the relevant Law, an official receipt of the relevant taxation authority or other Government Entity in respect of all amounts so deducted or withheld or, if such receipts are not customarily issued by such authority or other Government Entity in respect of payment of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding in form and substance satisfactory to Seller.

3.5	Lease Payments.

3.5.1

Buyer agrees for the benefit of each Seller Related Person that, to the extent it or any Buyer Party receives any payment or benefit under the Lease to which any Seller Related Person is entitled in accordance with the terms of the Lease Transfer Agreement, it shall ensure that such

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

payment or benefit is held on trust for the relevant Seller Related Person and that such payment or benefit is promptly remitted to relevant Seller.

3.5.2

Sellers agree for the benefit of the Buyer or relevant Buyer Nominee that, to the extent it or any Seller Related Person receives any payment or benefit under the Lease to which Buyer or relevant Buyer Nominee is entitled in accordance with the terms of the Lease Transfer Agreement and which has not otherwise been accounted for pursuant to this Agreement, it shall ensure that such payment or benefit is held on trust for the relevant Buyer and that such payment or benefit is promptly remitted to Buyer.

3.6	Default Interest.

Any amount due or payable by Buyer under this Agreement will, if not paid when due, bear interest at the Default Interest Rate from the date such amount is due until the date of actual payment. Such interest will accrue on a day-to-day basis. All amounts of interest payable under this Article 3.6 will be calculated on the basis of the actual number of days elapsed (from the applicable due date until and including the date of payment in full by Buyer) and a 365 day year.

ARTICLE 4: DISCLAIMER

4.
4.1	Disclaimer.

WITHOUT LIMITING SELLER’S WARRANTY SET FORTH IN ARTICLE 11.1.9, EACH AIRCRAFT AND EACH PART THEREOF IS SOLD IN “AS IS, WHERE IS” CONDITION WITH ALL FAULTS, WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND BEING MADE OR GIVEN BY SELLER, ITS SERVANTS OR AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE.

4.1.1.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SPECIFICALLY DISCLAIMS, AND EXCLUDES HEREFROM (a) ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, DESIGN, QUALITY, MANUFACTURE, OPERATION, OR CONDITION OF AN AIRCRAFT; (b) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE; (c) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF INFRINGEMENT OR THE LIKE; (d) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (e) ANY EXPRESS OR IMPLIED WARRANTY REGARDING THE CONDITION OF AN AIRCRAFT; AND (f) ANY OBLIGATION OR LIABILITY OF SELLER ARISING IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY OR SUCH AS MAY ARISE BY REASON OF SELLER’S NEGLIGENCE) ACTUAL OR IMPUTED, OR IN STRICT LIABILITY, INCLUDING ANY OBLIGATION OR LIABILITY FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO AN AIRCRAFT OR FOR ANY LIABILITY OF BUYER TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE WHATSOEVER.

4.1.2

DELIVERY BY BUYER TO SELLER OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN SELLER AND BUYER THAT BUYER’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED TO THEIR SATISFACTION AN AIRCRAFT AND EACH PART THEREOF AND THAT THEY ACCEPT SUCH AIRCRAFT AND EACH PART THEREOF AS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR, WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE ON THE SALE DATE) AND IN EVERY WAY SATISFACTORY TO BUYER.

4.1.3.

BUYER HAS MADE ITS OWN INDEPENDENT INVESTIGATION OF LESSEE AND ITS OPERATIONS AND FINANCIAL CONDITION AND OF THE PROVISIONS OF THE LEASES AND NO SELLER INDEMNITEE WILL HAVE ANY LIABILITY (IN CONTRACT, TORT OR OTHERWISE) WITH RESPECT TO SUCH MATTERS.

4.2	Deficiencies.

Buyer agrees that from and after the time of Sale of an Aircraft no Seller Related Person will be liable for any Loss caused directly or indirectly by that Aircraft, by any inadequacy of that Aircraft for any purpose or any deficiency or defect therein, by the use or performance of that Aircraft, by any maintenance or repairs to that Aircraft (except as to a Seller Related Person’s acts or omissions as a manufacturer or repairer of the Aircraft or Aircraft components, which acts or omissions occur following the Sale Date for such Aircraft, to the extent that such acts or omissions cause such Loss), by any interruption or loss of service or use of that Aircraft or by any loss of business or other consequential damage or any other damage whatsoever caused directly or indirectly by that Aircraft.

ARTICLE 5: BILL OF SALE AND OTHER DOCUMENTARY REQUIREMENTS

5.
5.1	Conditions to Buyer’s Obligations.

The following are conditions precedent to Buyer’s obligation to purchase or cause the relevant Buyer’s Nominee to purchase the Aircraft from Seller (which may be waived in writing in full or in part by Buyer at its sole discretion):

5.1.1

The related Lease Transfer Agreement and the effective time notice thereunder (howsoever described pursuant thereto) will have been executed and delivered by all parties thereto (other than the relevant Buyer Related Persons) and all of the conditions precedent set forth in Article 5.1 of the Lease Transfer Agreement will have been satisfied (or waived by Buyer in its sole discretion);

5.1.2

Seller will have delivered to Buyer evidence reasonably satisfactory to Buyer that each relevant Seller Related Person has all necessary corporate or other authorization to enter into and perform its obligations under the Sale Documents;

5.1.3	The relevant Aircraft is at the Sale Location;

5.1.4	The relevant Aircraft has not suffered a Total Loss or Material Damage which has not otherwise been or will be remedied in accordance with Article 2.6;

5.1.5	The Seller Guarantee will have been duly signed and delivered to the Buyer;

5.1.6	No relevant Seller Related Person is in material breach of any of its obligations under the Sale Documents at such time;

5.1.7

Each of the representations and warranties by each relevant Seller Related Person and the Lessee under the Sale Documents that relate to the relevant Aircraft are true and correct in all material respects at such time;

5.1.8	Buyer will have had sight of the signed but undated Bill of Sale and in respect of the relevant Aircraft, to be dated and released by the Seller upon Sale in accordance with Article 3.1.

Relevant Seller shall use reasonable efforts to provide all conditions precedent under the Sale Documents which are within its or any Seller Related Persons’ control as soon as practicable after the date hereof.

5.2	Conditions to Seller’s Obligations.

The following are conditions precedent to Seller’s obligation to sell the Aircraft to Buyer (which may be waived in writing in full or in part by Seller at its sole discretion):

5.2.1

The related Lease Transfer Agreement and the effective time notice thereunder (howsoever described pursuant thereto) will have been executed and delivered by all parties thereto (other than the relevant Seller Related Persons) and all of the conditions precedent set forth in Article 5.3 of the Lease Transfer Agreement will have been satisfied (or waived by Seller in its sole discretion);

5.2.2

Buyer will have delivered to Seller evidence reasonably satisfactory to Seller that each relevant Buyer Related Person has all necessary corporate or other authorization to enter into and perform its obligations under the Sale Documents;

5.2.3	The relevant Aircraft is at the Sale Location;

5.2.4	The relevant Aircraft has not suffered a Total Loss or Material Damage which has not otherwise been or will be remedied in accordance with Article 2.6;

5.2.5	No relevant Buyer Related Person is in material breach of any of its obligations under the Sale Documents at such time;

5.2.6

Each of the representations and warranties by each relevant Buyer Related Person and the Lessee under the Sale Documents that relate to the relevant Aircraft are true and correct in all material respects at such time;

5.2.7	Relevant Seller will have received a certificate of insurance and broker’s letter undertaking evidencing compliance with Article 9;

5.2.8

Relevant Seller will have had sight of the signed undated Acceptance Certificate in respect of the relevant Aircraft, to be dated and released by Buyer and the relevant Buyer’s Nominee upon Sale in accordance with Article 3.1.

5.2.9	Relevant Seller will have received from Buyer the Net Purchase Price for the relevant Aircraft in accordance with Article 3.1.

5.3	Post-Sale Actions.

5.3.1	Within five (5) Business Days of the Sale of an Aircraft, Buyer shall have received the original Bill of Sale for such Aircraft.

5.3.2

Within ten (10) Business Days of the Sale of an Aircraft, Buyer shall have received complete, original counterparts (or, in the event the relevant Seller, Existing Lessor, or its financiers are not in possession of such original counterparts, certified true and correct copies) of the executed Lease Documents for such Aircraft.

5.3.3

Relevant Seller will within five (5) Business Days after the Sale of an Aircraft (i) remove or cause the discharge of, any international interests recorded, as of the time of Sale (for avoidance of doubt excluding any historic contracts of sale), with the International Registry, except international interests constituting or arising as a result of this Agreement, the Lease or the Lease Transfer Agreement, (ii) consent to the interests constituted by the Bill of Sale on the International Registry.

5.3.4

Any Letters of Credit which shall have been received by the relevant Existing Lessor in accordance with the terms of the lease in lieu of any cash security deposit and/or maintenance and any other supplemental rent (as defined in the related Lease) in accordance with the terms of the relevant lease shall be transferred to Buyer or the relevant Buyer Nominee or New Lessor in connection with the Sale.

ARTICLE 6: SELLER ASSIGNMENT OF RIGHTS AND WARRANTIES

6.
6.1	Assignable Warranties.

Effective on the Sale Date, any assignable warranties and indemnities given to relevant Seller by Manufacturer and the Engine manufacturer are hereby assigned to Buyer. Effective on the Sale Date, all other assignable vendor warranties with respect to the Aircraft are hereby assigned by relevant Seller to Buyer.

6.2	Non-Assignable Warranties.

To the extent that any warranty or indemnity given to Seller by Manufacturer or any other Person with respect to the Aircraft cannot be assigned, Buyer will be entitled to take such action to enforce such warranty or indemnity in the name of Seller against Manufacturer or such other Person as Buyer reasonably sees fit, but subject to Buyer’s first ensuring that Seller is indemnified and secured to Seller’s satisfaction against all losses, damages, costs, expenses and liabilities thereby incurred or reasonably expected to be incurred.

ARTICLE 7: EXPENSES AND TAXES

7.
7.1	Costs and Expenses of Sale.

7.1.1.

Seller will be responsible for its own costs, fees and expenses and the costs, fees and expenses of each other Seller Related Person and Buyer will be responsible for its own costs, fees and expenses and the costs, fees and expenses of each other Buyer Related Person relating, in each case, to the negotiation, documentation and closing of the Sale Documents and the transactions contemplated by the Sale Documents, including their respective due diligence.

7.1.2

Sellers will be responsible for all costs, fees and expenses associated with releasing and discharging any Warranted Security Interests in accordance with Article 5.3.3 and Buyer will be responsible for all costs, fees and expenses associated with any new financing or Security Interests to be put in place by Buyer or any Buyer Related Person with respect to an Aircraft.

7.1.3

Buyer will be responsible for all de-registration, registration or filing costs incurred by the Lessee and all costs incurred by the Lessee with respect to the Lease Transfer Agreement and shall communicate directly with Lessee regarding the payment of same.

7.1.4	In case of a dispute arising under this Agreement, the prevailing party shall be entitled to reimbursement of reasonable costs and attorney fees.

7.2.	Taxes.

The Deposits, Base Purchase Price and Net Purchase Price are in each case stated exclusive of all Taxes. Except as set forth in Article 7.3, Buyer agrees to pay promptly when due, and to indemnify and hold harmless each Tax Indemnitee on a full indemnity basis, on demand, from all license and registration fees and all taxes, fees, levies, imposts, duties, charges, deductions or withholdings of any nature (including any value added, franchise, transfer, sales, gross receipts, income, use, business, excise, customs, turnover, personal property, stamp or other tax) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed (and whether imposed upon Buyer, Buyer’s Nominee, any other Buyer Related Person or any Tax Indemnitee or in respect of all or part of an Aircraft, the related Airframe, its Engines, any Part thereof or otherwise), by any Government Entity or taxing authority in connection with this Agreement, the other Sale Documents, the sale, purchase, export, import, disposition, delivery, transfer of title and/or deregistration of the Aircraft in connection with or following its Sale or any of the other transactions contemplated by the Sale Documents (collectively, “Taxes”).

7.3.	Exceptions to Tax Indemnity.

The indemnity in Article 7.3 will not extend to Taxes to the extent such Taxes:

(a)	are imposed on the overall net income or profits of a Tax Indemnitee in the jurisdiction of its organisation; or

(b)	are attributable to a Tax Indemnitee’s gross negligence or wilful misconduct.

7.4.	After Tax Basis.

The amount which Buyer is required to pay with respect to any Taxes indemnified against under Article 7.2 is an amount sufficient to restore the applicable Tax Indemnitee on an after tax basis to the same position such Tax Indemnitee would have been in had such Taxes not been incurred.

7.5.	Timing of Payment.

Any amount payable to a Tax Indemnitee pursuant to this Article 7 will be paid within 10 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable provided, however, that such amount need not be paid by Buyer prior to the earlier of (a) the date any Tax is payable to the appropriate Government Entity or taxing authority or (b) in the case of amounts which are being contested by Buyer in good faith or by such Tax Indemnitee pursuant to Article 7.7, the date such contest is finally resolved.

7.6.	Contests.

If a claim is made against a Tax Indemnitee for Taxes with respect to which Buyer is liable for a payment or indemnity under this Agreement, such Tax Indemnitee will give Buyer notice in writing of such claim within 60 days; provided, however, that such Tax Indemnitee’s failure to give notice will not relieve Buyer of its obligations hereunder unless such failure materially impairs or precludes Buyer’s ability to contest the claim. So long as (a) a contest of such Taxes does not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein, (b) if such Tax Indemnitee so requests, Buyer has provided such Tax Indemnitee with an opinion of independent and reputable tax counsel that a reasonable basis exists for contesting such claim and (c) adequate reserves have been made for such Taxes or, if required, an adequate bond has been posted, then such Tax Indemnitee at Buyer’s written request will in good faith, with due diligence and at Buyer’s expense, contest (or permit Buyer to contest in the name of Buyer or such Tax Indemnitee) the validity, applicability or amount of such Taxes.

7.7.	Refunds.

Upon receipt by a Tax Indemnitee of a refund of all or any part of any Taxes which Buyer has paid, such Tax Indemnitee will pay to Buyer the net amount of such Taxes refunded.

7.8.	Cooperation in Filing Tax Returns.

Buyer and each Tax Indemnitee will cooperate with one another in providing information which may be reasonably required to fulfil each party’s tax filing requirements and any audit information request arising from such filing.

7.9.	Tax Documents.

If requested by a Tax Indemnitee, Buyer will provide to such Tax Indemnitee any documents that such Tax Indemnitee reasonably deems necessary or desirable in connection with the tax treatment of this Agreement or the transaction contemplated herein (including any exemption or reduction of any Taxes arising a result of this Agreement or the transactions contemplated by this Agreement); provided however, that Buyer will not be required to provide such Tax Indemnitee with a copy of Buyer’s income tax returns.

ARTICLE 8: INDEMNITIES

8.
8.1	Sellers’ General Indemnity.

Except as set forth in Article 8.3, relevant Seller agrees to indemnify and hold harmless each Buyer Indemnitee from any Loss imposed on, incurred by or asserted against any Buyer Indemnitee with respect to:

(a)	any Aircraft Activity prior to Sale, but only to the extent the claim relates to Aircraft Activity occurring prior to Sale;

(c)

any claim to the extent arising prior to Sale that any design, article or material in the Aircraft or that any Aircraft Activity prior to Sale constitutes an infringement of a patent, trademark, copyright infringement, design or other proprietary right; or

(d)	any non-compliance by Seller with any term of this Agreement or the falsity or inaccuracy of any representation or warranty of Seller set forth herein.

The foregoing indemnity by Seller is intended to include and cover any Loss to which a Buyer Indemnitee may be subject (in contract, tort, strict liability or under any other theory) regardless of the negligence, whether active or passive or of any other type, of such Buyer Indemnitee, so long as such Loss does not fall within any of the exceptions listed in Article 8.3.

8.2	Buyer’s General Indemnity.

Except as set forth in Article 8.3, Buyer agrees to indemnify and hold harmless each Seller Indemnitee from any Loss imposed on, incurred by or asserted against any Seller Indemnitee with respect to:

(a)	any Aircraft Activity occurring after the Sale;

(b)

any claim, whenever made or arising, that any design, article or material in an Aircraft that any design, article or material in an Aircraft or any Aircraft Activity in respect of that Aircraft on or after the Sale of that Aircraft constitutes an infringement of a patent, trademark, copyright, design or other proprietary right.

(c)	any non-compliance by Buyer with any term of this Agreement or the falsity or inaccuracy of any representation or warranty of Buyer set forth herein; or

(d)	any failure of payment by Buyer of any sum to be paid by Buyer when due under this Agreement.

The foregoing indemnity by Buyer is intended to include and cover any Loss to which a Seller Indemnitee may be subject (in contract, tort, strict liability or under any other theory) regardless of the negligence, whether active or passive or of any other type, of such Seller Indemnitee, so long as such Loss does not fall within any of the exceptions listed in Article 8.3.

8.3	Exceptions to General Indemnities.

The indemnities in Articles 8.1 and 8.2:

(a)

will not extend to a Loss which Buyer and Seller mutually agree in writing or, absent mutual agreement, are judicially determined to have resulted from the wilful misconduct or gross negligence of the claimant;

(b)	will not extend to a Loss which constitutes Taxes for which Buyer is liable under Article 7.2;

(c)

will not extend to a Loss which relates to (i) a Seller Related Person’s acts or omissions as a manufacturer or repairer of the Aircraft or Aircraft components, which acts or omissions occur following the Sale Date for such Aircraft, to the extent that such acts or omissions cause such Loss or (ii) Security Interests (Seller’s liability for which, to the extent thereof, is set forth in Article 11.1.4); and

(d)	are given subject and without prejudice to the disclaimers, limitations and provisions of Article 4.

8.4	After Tax Basis.

The amount which Buyer or relevant Seller, as applicable, in its capacity as an indemnitor under this Article 8 (in such capacity, each an “Indemnitor”) will be required to pay with respect to any Loss indemnified against under Articles 8.1 or 8.2 will be an amount sufficient to restore the Seller Indemnitee or the Buyer Indemnitee, as the case may be, on an after tax basis to the same position it would have been in had such Loss not been incurred.

8.5	Timing of Payment.

It is the intent of the parties that each Seller Indemnitee and Buyer Indemnitee will have the right to indemnification for Loss hereunder as soon as a claim is made and as soon as any Loss is incurred, whether or not such claim is meritorious and whether or not liability is established (but subject to Article 8.9). Buyer or Seller, as the case may be, will pay the relevant Seller Indemnitee or Buyer Indemnitee for Loss pursuant to this Article 8 within 30 days after receipt of a written demand therefor from such Seller Indemnitee or Buyer Indemnitee, as the case may be, accompanied by a written statement describing in reasonable detail the basis for such indemnity.

8.6	Subrogation.

Upon the payment in full of any indemnity pursuant to this Article 8 by an Indemnitor, such Indemnitor will be subrogated to any right of the relevant Seller Indemnitee or Buyer Indemnitee (as the case may be) in respect of the matter against which such indemnity has been made.

8.7	Notice.

Each Seller Indemnitee and each Buyer Indemnitee will give prompt written notice to the relevant Indemnitor of any liability of which such party has knowledge for which an Indemnitor is, or may be, liable under this Article 8 provided, however, that failure to give such notice will not terminate or affect any of the rights of the Seller Indemnitee or the Buyer Indemnitee under this Article 8 except to the extent the Indemnitor is materially prejudiced by the failure to provide such notice.

8.8	Refunds.

If any Seller Indemnitee or any Buyer Indemnitee obtains a recovery of all or any part of any amount which an Indemnitor has paid to it, the relevant Seller Indemnitee or Buyer Indemnitee, as the case may be, will pay to such Indemnitor the net amount recovered by it.

8.9	Defense of Claims.

An Indemnitor and its insurers will have the right (in each such case at such Indemnitor’s sole expense) to investigate or, provided that such Indemnitor or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to this Article 8 and each Seller Indemnitee and Buyer Indemnitee will reasonably cooperate with such Indemnitor or its insurers with respect thereto. If the Indemnitor or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the applicable Seller Indemnitees or, as the case may be, the Buyer Indemnitees. If not, the Seller Indemnitees or the Buyer Indemnitees as the case may be will have the right to retain counsel of their choice at the relevant Indemnitor’s expense.

8.10	Other Indemnification.

Each Indemnitor will be obligated to indemnify and hold harmless the relevant Seller Indemnitee or Buyer Indemnitee, as applicable, in accordance with the terms of this Article 8 and any Seller Indemnitee or Buyer Indemnitee may invoke an Indemnitor’s obligations hereunder even if such Seller Indemnitee or Buyer Indemnitee, as the case may be, also has received an agreement to indemnify and hold harmless with respect to the same matters by another Person.

ARTICLE 9: INSURANCE

9.
9.1	Liability Insurance.

Buyer shall, or shall cause the Lessee or any subsequent owner, lessee or other operator of an Aircraft, to include each of the Seller Indemnitees for that Aircraft (for their respective rights and interests) as additional insureds on all aviation and airline legal liability insurances (including products liability) in respect of that Aircraft for a period of two (2) years from the Sale Date of that Aircraft or, if earlier, until the next major overhaul of that Aircraft.

ARTICLE 10: REPRESENTATIONS AND WARRANTIES OF BUYER

10.
10.1	Representations and Warranties.

Buyer represents and warrants the following to Seller as of the date hereof and as of the Sale Date:

10.1.1

Corporate Status. Buyer, each Buyer’s Nominee and each New Lessor is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and each has the power and authority to carry on its business as presently conducted and to perform its obligations under the Sale Documents to which it is a party.

10.1.2

Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by Buyer, each Buyer’s Nominee and each New Lessor of the Sale Documents to which it is a party, except as will have been duly effected as of the Sale Date.

10.1.3

Binding. Buyer, each Buyer’s Nominee and each New Lessor has been duly authorized to enter into the Sale Documents to which it is a party and each Sale Document has been duly executed and delivered by each Buyer, each Buyer’s Nominee and each New Lessor, to the extent that such is a party thereto, and represents its valid, binding and enforceable obligations except as enforceability may be limited by bankruptcy, insolvency, reorganisation or other Laws of general application affecting the enforcement of creditors’ rights.

10.1.4

Licenses. Buyer, each Buyer’s Nominee and each New Lessor holds all licenses, certificates and permits from applicable Government Entities in its jurisdiction of organization for the performance of its obligations under the Sale Documents.

10.1.5

No Suits. There are no suits, arbitrations or other proceedings pending or threatened against Buyer, any Buyer’s Nominee or any New Lessor before any court or administrative agency against or affecting Buyer which, if adversely determined, would have a material adverse effect on the business, assets or condition (financial or otherwise) of Buyer or its ability to perform under the Sale Documents to which it is a party.

10.1.6	No Withholding. Buyer, any Buyer’s Nominee or any New Lessor will not be required to deduct any withholding or other Tax from any payment it may make under the Sale Documents to which it is a party.

10.1.7

No Restrictions on Payments. Under the Laws of its jurisdiction of organization, there are no present restrictions on Buyer, any Buyer’s Nominee or any New Lessor making the payments required by the Sale Documents to which it is a party.

10.1.8

General Obligations. The obligations of Buyer, each Buyer’s Nominee and each New Lessor under the Sale Documents to which it is a party are its direct, general and unconditional obligations and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Buyer, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

10.1.9

No Sovereign Immunity. Buyer, each Buyer’s Nominee and each New Lessor, under the Laws of its jurisdiction of incorporation or of any other jurisdiction affecting it, is subject to private commercial law and suit. None of Buyer nor any Buyer’s Nominee nor any New Lessor nor its properties or assets is entitled to sovereign immunity under any such Laws. Buyer’s, each Buyer’s Nominee’s and each New Lessor’s performance of its obligations hereunder constitute commercial acts done for commercial purposes.

10.1.10

No Breach. The execution and delivery of the Sale Documents to which Buyer, any Buyer’s Nominee or any New Lessor is a party, the consummation by it of the transactions contemplated herein and therein and compliance by it with the terms and provisions hereof and thereof do not and will not contravene any Law applicable to it, or result in any breach by it of or constitute any default by it under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by law or other agreement or instrument to which it is a party or by which its or its properties or assets may be bound or affected.

10.1.11

Lease Transfer Conditions. Each New Lessor shall (i) comply in full with all lease transfer requirements applicable to it under the relevant Lease, including any transferee net worth requirement unless waived by the Lessee in its sole discretion and (ii) Buyer and relevant Buyer Nominee acknowledge and agree that it shall not be a condition precedent to the closing of the sale of an Aircraft under this Agreement or the Lease Transfer Agreement that Buyer or relevant Buyer Nominee agree on a return condition redelivery buyout in respect of an Aircraft, and that neither this Agreement nor the Lease Transfer Agreement will contain any amendments to the relevant Lease in respect of the Aircraft return conditions.

10.1.12

Compliance with Laws. No Buyer Indemnitee (i) is (nor is owned or controlled by) a listed person under any United States, European Union or United Nations export control or economic sanction and (ii) will at any time use, operate, transfer, sell or otherwise make available the Aircraft in violation of any applicable United States, European Union or United Nations export control or economic sanction. Buyer acknowledges that in respect of its purchase, use, exportation or transfer of the Aircraft, compliance with the applicable Laws of all applicable jurisdictions after the Sale Date is the sole responsibility of Buyer.

10.1.13

Due Diligence. Buyer has conducted its own due diligence with respect to both Aircraft, the Lessee and the Lease Documents and the Lease Documents were found to be in every way acceptable to Buyer and the relevant Buyer’s Nominee.

ARTICLE 11: REPRESENTATIONS AND WARRANTIES OF SELLER

11.

11.1	Representations and Warranties.

Each Seller represents and warrants the following to Buyer as of the date hereof and as of the Sale Date (with respect to the related Aircraft and related Lease only):

11.1.1

Corporate Status. Each Seller and Existing Lessor is a company duly organized or incorporated (as applicable), validly existing under the Laws of its jurisdiction of incorporation and each has the power and authority to carry on its business as presently conducted and to perform its obligations under the Sale Documents to which it is a party.

11.1.2

Governmental Approvals. No authorisation, approval, consent, license or order of, or registration with, or the giving of notice to any Government Entity under the Laws of its jurisdiction of incorporation is required for the valid authorisation, execution, delivery and performance by Seller of the Sale Documents to which it is a party, except as will have been duly effected as of the relevant Sale Date.

11.1.3

Licenses. Each Seller and Existing Lessor holds all licenses, certificates and permits from applicable Government Entities in its jurisdiction of organization for the performance of its obligations under the Sale Documents.

11.1.4

No Suits. There are no suits, arbitrations or other proceedings pending or threatened against Each Seller and Existing Lessor before any court or administrative agency against or affecting Seller which, if adversely determined, would have a material adverse effect on the business, assets or condition (financial or otherwise) of Seller or its ability to perform under the Sale Documents to which it is a party.

11.1.5

No Sovereign Immunity. Each Seller and Existing Lessor, under the Laws of its jurisdiction of incorporation or of any other jurisdiction affecting it, is subject to private commercial law and suit. Neither any Seller nor Existing Lessor nor their respective properties or assets is entitled to sovereign immunity under any such Laws. Each Seller and Existing Lessor’s performance of its obligations hereunder constitute commercial acts done for commercial purposes.

11.1.6	Compliance with Laws. No Seller Indemnitee is a listed person under any United States, European Union or United Nations export control or economic sanction.

11.1.7

Binding. Each Seller and Existing Lessor has been duly authorised to enter into the Sale Documents to which it is a party and each Sale Document has been duly executed and delivered by Seller, to the extent that it is a party thereto, and represents its valid, enforceable and binding obligations except as enforceability may be limited by bankruptcy, insolvency, reorganisation or other Laws of general application affecting the enforcement of creditors’ rights.

11.1.8

No Breach. The execution and delivery of the Sale Documents to which Seller or Existing Lessor is a party, the consummation by Seller or Existing Lessor of the transactions contemplated herein and compliance by Seller or Existing Lessor with the terms and provisions hereof do not and will not contravene any Law applicable to Seller or Existing Lessor, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of Seller pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by law or other agreement or instrument to which Seller is a party or by which Seller or its properties or assets may be bound or affected.

11.1.9

Title to Aircraft. As of the time of Sale of an Aircraft, Seller will have good and valid title to the Aircraft to transfer to Buyer, free and clear of all Warranted Security Interests but subject to any other Security Interests.

ARTICLE 12: NOTICES

12.

12.1	Manner of Sending Notices.

Any notice, request or information required or permissible under this Agreement will be in writing and in English. Notices will be delivered in person or sent by fax, e-mail or letter (mailed airmail, certified and return receipt requested) or by express courier addressed to the parties as set forth in Article 12.2. In the case of a fax, notice will be deemed received upon actual receipt (the date of actual receipt will be deemed to be the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent). In the case of an e-mail, notice will be deemed received by the recipient at the time the sender sends such email, unless the sender receives an automated e-mail error message. In the case of a mailed letter, notice will be deemed received on the 10th day after mailing. In the case of a notice sent by express courier, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

12.2	Notice Information.

All notices connected with this Agreement will be sent:

If to Seller 1:

*

If to Seller 2:

*

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

in each case with a copy to:

*

If to Buyer: CONTRAIL AVIATION SUPPORT, LLC
435 Investment Court
Verona, Wisconsin 53593
Attention: Joseph G. Kuhn
Facsimile: (608) 848-8101
E-mail: Joe@contrail.com

or to such other places and numbers as either party directs in writing to the other party.

ARTICLE 13: GOVERNING LAW AND JURISDICTION

13.

13.1	Governing Law and Jurisdiction.

This Agreement (and any non-contractual obligations associated with it) will be governed by, and construed in accordance with, the Governing Law. The Governing Jurisdiction will have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

13.2	Service of Process.

Without prejudice to any other mode of service:

13.2.1

Buyer hereby consents to the service of process relating to any proceedings before the Governing Jurisdiction in connection with this Agreement by prepaid mailing by certified or registered mail of a copy of the process to Buyer at the address set forth in Article 12 or by any other method of service allowed by applicable Law;

13.2.2

Seller hereby consents to the service of process relating to any proceedings before the Governing Jurisdiction in connection with this Agreement by prepaid mailing certified or registered mail of a copy of the process to Seller at the address set forth in Article 12 or by any other method of service allowed by applicable Law;

13.3	Prevailing Party in Dispute.

If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by Law, be entitled to receive pre and post judgment interest at the Default Interest Rate.

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

13.4	Conflict of Laws.

Any warranty, representation or other provision herein made by either party with respect to the Aircraft or title therein or Security Interests with respect thereto is made pursuant to the Governing Law and is subject to any Law in or of the Sale Location.

13.5	Waiver.

Each party irrevocably and unconditionally waives any right it may have, in any forum, to jury trial in respect of any dispute or proceedings in connection with this Agreement. The aforesaid may be filed as a written consent to trial by the court.

ARTICLE 14: MISCELLANEOUS

14.
14.1	No Brokers.

The Aircraft is being sold and purchased without a broker involved in the negotiations between Buyer and Seller. If any Person asserts any claim against any Seller Related Person or Buyer Related Person for fees or commissions by reason of any alleged agreement to act as a broker for either Seller Related Person or Buyer Related Person in this transaction, the party for which said person claims to have acted will on demand defend, indemnify and hold harmless the other party from and against all claims, demands, liabilities, damages, losses, judgments and expenses of every kind (including legal fees, costs and related expenses) arising out of such claim.

14.2	Confidentiality.

This Agreement and all non-public information obtained by either party about the other are confidential and are between Sellers and Buyer only and will not be disclosed by a party to third parties (other than to such party’s owners, lenders, auditors, legal or technical advisors (provided that such third parties are bound to the disclosing party by either a duty of confidentiality or written confidentiality agreement) or as required by applicable Law) without the prior written consent of the other party. If disclosure is required as a result of applicable Law, Buyer and Sellers will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Agreement.

14.3	Rights of Parties.

Subject and without prejudice to Article 4.3, (a) the rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law, (b) the rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing and (c) any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right, any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on a party’s part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

14.4	Further Assurances.

Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law, reasonably requested by the auditors of the other party or requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

14.5	Use of Word “including”.

The term “including” is used herein without limitation and by way of example only.

14.6	Headings.

All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Agreement. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Agreement.

14.7	Invalidity of any Provision.

If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

14.8	Time is of the Essence.

Time is of the essence in the performance of all obligations of the parties under this Agreement and, consequently, all time limitations set forth in the provisions of this Agreement will be strictly observed.

14.9	No Buyer Security Interest.

Prior to Sale, Buyer will not create any Security Interest (including any international interest or any prospective international interest) in or over any of the Aircraft.

14.10	Amendments in Writing.

The provisions of this Agreement may only be amended or modified by a writing executed by Sellers and Buyer.

14.11	Counterparts; PDF Signatures.

This Agreement may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party. PDF copy signatures shall be treated as original signatures for all purposes.

14.12	Assignment.

Buyer and Sellers may not assign or transfer any of its/their rights, title, interests, obligations or duties pursuant to this Agreement except with the prior written consent of the other party.

14.13	Delivery of Documents by E-mail (PDF) or Fax.

Delivery of an executed counterpart of this Agreement or any related documents by email attachment (PDF) or by fax will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement or any related documents by email attachment (PDF) or by fax will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this

Agreement or any related documents will not affect the validity or effectiveness of this Agreement or the related document(s).

14.14	Third Parties.

Any Buyer Indemnitee and/or any Seller Indemnitee may enforce the provisions of Article 8. Except as set forth in the foregoing sentence, no term of this Agreement will be enforceable by any Person who is not a party to this Agreement. Notwithstanding any term of this Agreement, the consent of any Person who is not a party to this Agreement is not required in order to rescind or vary this Agreement at any time.

14.15	Entire Agreement.

This Agreement constitutes the entire agreement between the parties in relation to the sale of the Aircraft by Sellers to Buyer and relevant Buyer Nominee and the purchase of the Aircraft by Buyer and the relevant Buyer Nominee from Sellers and supersedes all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

IN WITNESS WHEREOF, Sellers and Buyer executed this Agreement as of the date shown at the beginning of this Agreement.

SIGNATURES

Buyer:

CONTRAIL AVIATION SUPPORT, LLC

/s/ Joseph G. Kuhn

By: Joseph G. Kuhn

Its: CEO

35

Sellers:

*

By:
Its:

*

By:
Its:

36

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

EXHIBIT A

AIRCRAFT DESCRIPTION

Aircraft	Airframe Model	Manufacturer’s Serial Number	Engine Model	Engine Serial Number	Lessee	State of Registration

1	Airbus A319-100	*	IAE, V2524-A5	* * and *	* * * *	*

2	Airbus A3I9-IOO	*	IAE, V2524-A5	* * and *	* * * *	*

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

EXHIBIT B

THE SELLERS, EXISTING LESSORS AND OTHER SELLER RELATED PERSONS

Aircraft		Seller	Existing Lessor	Other Seller Related Persons

1	*
2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

EXHIBIT C

THE BUYER’S NOMINEES, NEW LESSORS AND OTHER BUYER RELATED PERSONS

Aircraft	Buyer’s Nominee	New Lessor	Other Buyer Related Persons
1	Contrail Aviation Leasing, LLC	Contrail Aviation Leasing, LLC	Contrail Aviation Leasing, LLC; Old National Bank, NA

2	Contrail Aviation Leasing, LLC	Contrail Aviation Leasing, LLC	Contrail Aviation Leasing, LLC; Old National Bank, NA

EXHIBIT D

LEASE DOCUMENTS

AIRCRAFT 1:

1.	Aircraft Lease Agreement dated as of 26 October 2001 by and between * * * and * * .

2.	Side Letter Number One to Aircraft Lease Agreement dated 26 October 2001 by and between * * and * * .

3.	Estoppel and Acceptance Certificate dated 25 June 2002.

4.	Amendment No.1 to Aircraft Lease Agreement dated 25 June 2002 by and between * * and * * .

5.	Global Side Letter to Aircraft Lease Agreements dated 30 January 2004 (only in respect of Aircraft 1) by and between * * * and * * .

6.	Global Side Letter #2 to Aircraft Lease Agreements dated 4 November 2011 (only in respect of Aircraft 1) by and between * and * * * .

7.	Assignment, Assumption and Amendment Agreement dated 4 November 2011 by and between * * , * * * * * * * * * as trustee for Aircraft 32A- * * ) * and * *

8.	Confirmation of Effective Time dated 30 May 2012 to * * * from * * and * * * * * ; * * * * as trustee for Aircraft 32A- * * * .

9.	Global Amendment #01 to Aircraft Lease Agreements dated 29 June 2016 (only in respect of Aircraft 1) by and between * * * * * * * * * * as trustee for Aircraft 32A- * * and * * * .

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

AIRCRAFT 2:

1.	Aircraft Lease Agreement dated as of 26 October 2001 by and between * * * and * * .

2.	Side Letter Number One to Aircraft Lease Agreement dated 26 October 2001 by and between * * * * and * * .

3.	Estoppel and Acceptance Certificate dated 19 August 2002.

4.	Amendment No.1 to Aircraft Lease Agreement dated 19 August 2002 by and between * * * and * * .

5.	Global Side Letter to Aircraft Lease Agreements dated 30 January 2004 (only in respect of Aircraft 2) by and between * * * and * * * .

6.	Global Side Letter #2 to Aircraft Lease Agreements dated 4 November 2011 (only in respect of Aircraft 2) by and between * and * * * .

7.	Assignment, Assumption and Amendment Agreement dated 4 November 2011 by and between * * , * * * * * * * * * as trustee for Aircraft 32A * * * and * * .

8.	Confirmation of Effective Time dated 30 May 2012 to * * * from * * and * * * * * * ; * * * as trustee for Aircraft 32A- * * .

9.	Confirmation Letter dated 17 December 2015 from * * * * * * * * ; * * * as trustee for Aircraft 32A- * * and * * .

10.	Confirmation of Title dated 21 July 2016 from * * to * * * * * * * * * * as trustee for Aircraft 32A- * * .

11.	Confirmation of Title dated 21 July 2016 from * * * * * * * * * * * * * as trustee for Aircraft 32A- * * to * .

12.	Global Amendment #01 to Aircraft Lease Agreements dated 29 June 2016 (only in respect of Aircraft 2) by and between * * * * * * * * * as trustee for Aircraft 32A- * * * and * * * .

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

EXHIBIT G

FORM OF SELLER GUARANTEE

Execution Version

GUARANTEE

GUARANTEE (this “Guarantee”), dated as of August 3 2018, of *                                       *               , a private company limited by shares incorporated in *              under registered number *              (“Guarantor”) in favor of CONTRAIL AVIATION SUPPORT, LLC., a North Carolina limited liability company (“Buyer”).

WHEREAS, Buyer (as buyer), *                  *          *      *              *              *              *      *      *                  *              *                  as trustee for Aircraft 32A *         *              *         (“Seller 1”) and Aircraft 32A *                      *          (“Seller 2”), as sellers (collectively the “Sellers”) have entered into an Aircraft Sale Agreement dated as of the date hereof (the “Sale Agreement”);

WHEREAS, as a condition precedent to the Buyer’s obligations under the Sale Agreement, Guarantor has agreed to provide this Guarantee.

NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1. Definitions. For purposes of this Guarantee, unless otherwise defined herein or unless the context otherwise requires, all terms used herein which are defined in the Sale Agreement shall have the respective meanings given to them in the Sale Agreement.

2. Guarantee. Guarantor hereby absolutely and unconditionally guarantees to Buyer the due and punctual payment and performance by each Seller of all of such Seller’s obligations under the Sale Agreement (the “Guaranteed Obligations”); provided, however, that Guarantor shall not be liable to make any payment until three Business Days following receipt by Guarantor of written notice from the Buyer that a payment of an amount is due under the Sale Agreement. Guarantor agrees that its obligations hereunder shall not be limited, altered, modified or impaired in any way, irrespective of the validity, regularity or enforceability of the Sale Agreement, any change in or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Buyer with respect to any provision thereof, any other action, omission or occurrence or circumstance whatsoever which may in any manner or to any extent vary the risk or effect discharge of Guarantor hereunder as a matter of law or otherwise or any other occurrence or circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense of payment or performance in full of such obligation or that such obligation is not due and owing in accordance with the express terms of the Sale Agreement) and this Guarantee shall in no way be conditioned or contingent upon any obligation of Buyer to collect from or seek performance by any Seller; provided that (i) the foregoing shall not constitute, or be interpreted as, a waiver by Guarantor of any defense with respect to the Guaranteed Obligations (other than a defense existing solely as a result of a Seller’s bankruptcy, insolvency or similar proceeding under applicable Law, an “Insolvency Event”) that a Seller may have in respect of the Guaranteed Obligations and shall be limited to, and only have effect as, a waiver of suretyship defenses that Guarantor may have in respect of the Guaranteed Obligations, (ii) except to the extent that a Guaranteed Obligation is stayed or reduced as a result of an Insolvency Event in respect of a Seller, Guarantor’s obligations in respect of and liability for the Guaranteed Obligations shall be no greater than the

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

obligations and liabilities of the relevant Seller in respect of such Guaranteed Obligations, (iii) nothing contained herein shall be deemed to constitute a waiver by Guarantor of presentment or demand of payment or notice to Guarantor with respect to the Sale Agreement and the obligations evidenced thereby or hereby. Guarantor covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Sale Agreement, and in this Guarantee.

3. Guarantor shall be subrogated to all rights of the Buyer in respect of any amounts paid by Guarantor pursuant to the provisions of this Guarantee; provided, however, that Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the amounts owed to the Buyer under the Sale Agreement or under this Guarantee have been paid in full.

4. Termination. This Guarantee shall continue in full force and effect until, and shall terminate automatically, upon the date of irrevocable payment and performance in full of all the Guaranteed Obligations.

5. Notices. All notices and other communications under, or in connection with, this Guarantee will, unless otherwise stated, be given and will become effective in the same manner as provided in Article 12 of the Sale Agreement.

The notice details of Guarantor are as follows:

Address:	*
Attention:	Company Secretary

6. Governing Law. THIS GUARANTEE IS DELIVERED IN NEW YORK AND THIS GUARANTEE (AND ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTEE OR THE RELATIONSHIP ESTABLISHED HEREUNDER) SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WHICH THE PARTIES AGREE SHALL APPLY TO THIS AGREEMENT).

7. Consent to Jurisdiction. Each of Guarantor and Buyer hereby irrevocably consents that any legal action or proceeding against such party or any of its assets with respect to this Guarantee may be brought in any jurisdiction where such party or any of its assets may be found, or in any court of the State of New York or any Federal court of the United States of America located in the Borough of Manhattan, New York, New York, United States, as Buyer or Guarantor may elect, and by execution and delivery’ of this Agreement each of Buyer and

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

Guarantor hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts.

8. Jurisdiction and Forum. Each of Guarantor and Buyer agrees that final judgment against such party in any action or proceeding in connection with this Guarantee shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such party’s indebtedness. Each of Guarantor and Buyer hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee brought in the courts in the State of New York described above, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the courts in the State of New York described above has been brought in an inconvenient forum.

9. Waiver of Jury Trial. EACH OF GUARANTOR AND BUYER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTEE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

10. Waiver of Immunity. Each of Guarantor and Buyer agrees that in any legal action or proceedings against it or its assets in connection with this Guarantee no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

11. Headings. All section and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Guarantee. Any reference to a specific section or paragraph will be interpreted as a reference to such section or paragraph of this Guarantee.

12. No Set-off. By acceptance of this GuaranteeBuyer shall be deemed to have waived any right to set-off, combine, consolidate, or otherwise appropriate and apply, any indebtedness at any time held or owing by the Buyer against, or on account of, any obligations or liabilities of Guarantor under this Guarantee.

13. Invalidity of any Provision. If any of the provisions of this Guarantee become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

14. Currency of Payment. Any payment to be made by Guarantor shall be made in the same currency as designated for payment in the Sale Agreement and such designation of the currency of payment is of the essence.

15. Assignment. This Agreement will be binding upon and inure to the benefit of each party hereto and its respective successors and assigns.

[Signature Page Follows]

* as
Guarantor

By:

Name:
Title:

Acknowledged and agreed:

CONTRAIL AVIATION SUPPORT, LLC,
as Buyer

By:
Name:
Title:

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

* , as Guarantor

By:
Name:
Title:

Acknowledged and agreed:

CONTRAIL AVIATION SUPPORT, LLC, as Buyer

By:	/s/ Joseph G. Kuhn
Name: Joseph G. Kuhn
Title: CEO

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

EFFECTIVE TIME SUPPLEMENT

(1)	* (“Lessee”)

(2)	* t * as trustee under the Trust Agreement (“Existing Lessor”)

(3)	Contrail Aviation Leasing, LLC (“New Lessor”)

Existing Lessor, New Lessor and Lessee hereby agree as follows:

1.

This Effective Time Supplement (this “Supplement”) is entered into for purposes of the Novation and Amendment Agreement dated September 4, 2018 between the parties to this Supplement (the “Agreement”) relating to the one Airbus A319-100 aircraft bearing manufacturer’s serial number *              together with two (2) IAE V2524-A5 engines with manufacturer’s serial numbers *              and *              (the “Aircraft”).

2.	Terms used in this Supplement shall have the meanings given to them in the Agreement and the Novated Lease.

3.

Lessee, Existing Lessor and New Lessor confirm that the conditions precedent for its benefit contained in the Agreement have been satisfied, deferred or waived and that the novation and amendment contemplated in the Agreement has occurred and the Effective Time was 17:14 p.m. *              time on this 17th day of September 2018 while the aircraft with manufacturer’s serial number *          was located at *             .

4.	Lessee, Existing Lessor and New Lessor confirm that the representations and warranties made by it in the Agreement are true and correct at the Effective Time.

5.	New Lessor and Existing Lessor hereby notify Lessee that at the Effective Time ownership in the Aircraft has been transferred to New Lessor.

6.	The amount of the Security Deposit held by Existing Lessor and transferred to New Lessor at the Effective Time is $ *

7.

The balance of the Reserves held by Existing Lessor less any amounts reimbursed by Existing Lessor to Lessee under the Lease or otherwise accounted for under the Lease are as at the date hereof as follows and such amounts have been transferred by Existing Lessor to New Lessor at the Effective Time:

(a)	in respect of the Airframe 6Y Check Reserves: US$ * ;

(b)	in respect of the Airframe 12Y Check Reserves: US$ * ;

(c)	in respect of the Engine LLP Reserves (ESN * ): US$ * ;

(d)	in respect of the Engine LLP Reserves (ESN * : US$ * 0;

(e)	in respect of Engine Performance Restoration Reserves (ESN * ): US$ * ;

1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

(f)	in respect of Engine Performance Restoration Reserves (ESN * ): US$ * ;

(g)	in respect of the Landing Gear Reserves: US$ * ; and

(h)	in respect of the APU Reserves: US$ * .

8.	This Effective Time Supplement and all non-contractual obligations arising from or in connection with it are governed by and shall be construed in accordance with the Laws of New York.

[Signature Page follows]

2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SIGNATURES

Existing Lessor

*

By:
Name:
Title:

New Lessor

Contrail Aviation Leasing, LLC

By:
Name:
Title:
Lessee

*

By:
Name:
Title:

3

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SIGNATURES

Existing Lessor

*

By:
Name:
Title:
New Lessor

Contrail Aviation Leasing, LLC

By: /s/ Joseph G. Kuhn
Name:	Joseph G. Kuhn
Title:	CEO
Lessee

*

By:
Name:
Title:

3

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

EFFECTIVE TIME SUPPLEMENT

(1)	* (“Lessee”)

(2)	* * as trustee under the Trust Agreement (“Existing Lessor”)

(3)	Contrail Aviation Leasing, LLC (“New Lessor”)

Existing Lessor, New Lessor and Lessee hereby agree as follows:

1.

This Effective Time Supplement (this “Supplement”) is entered into for purposes of the Novation and Amendment Agreement dated September 4, 2018 between the parties to this Supplement (the “Agreement”) relating to the one Airbus A319-100 aircraft bearing manufacturer’s serial number *           together with two (2) IAE V2524-A5 engines with manufacturer’s serial numbers *              and *              (the “Aircraft”).

2.	Terms used in this Supplement shall have the meanings given to them in the Agreement and the Novated Lease.

3.

Lessee, Existing Lessor and New Lessor confirm that the conditions precedent for its benefit contained in the Agreement have been satisfied, deferred or waived and that the novation and amendment contemplated in the Agreement has occurred and the Effective Time was 17:14 p.m. *              time on this 17th day of September 2018 while the aircraft with manufacturer’s serial number *              was located at *             .

4.	Lessee, Existing Lessor and New Lessor confirm that the representations and warranties made by it in the Agreement are true and correct at the Effective Time.

5.	New Lessor and Existing Lessor hereby notify Lessee that at the Effective Time ownership in the Aircraft has been transferred to New Lessor.

6.	The amount of the Security Deposit held by Existing Lessor and transferred to New Lessor at the Effective Time is $ * .

7.

The balance of the Reserves held by Existing Lessor less any amounts reimbursed by Existing Lessor to Lessee under the Lease or otherwise accounted for under the Lease are as at the date hereof as follows and such amounts have been transferred by Existing Lessor to New Lessor at the Effective Time:

(a)	in respect of the Airframe 6Y Check Reserves: US$ * ;

(b)	in respect of the Airframe 12Y Check Reserves: US$ * ;

(c)	in respect of the Engine LLP Reserves (ESN * ): US$ * ;

(d)	in respect of the Engine LLP Reserves (ESN * ): US$ * ;

(e)	in respect of Engine Performance Restoration Reserves (ESN * ): US$ * ;

1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

(f)	in respect of Engine Performance Restoration Reserves (ESN * ): US$ * ;

(g)	in respect of the Landing Gear Reserves: US$ * ; and

(h)	in respect of the APU Reserves: US$ * ;

8.	This Effective Time Supplement and all non-contractual obligations arising from or in connection with it are governed by and shall be construed in accordance with the Laws of New York.

[Signature Page follows]

2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SIGNATURES

Existing Lessor

*

By:

Name:

Title:

New Lessor

Contrail Aviation Leasing, LLC

By:
Name:
Title:

Lessee

*

By:
Name:
Title:

3

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SIGNATURES

  Existing Lessor

*

  By:

  Name:

  Title:

  New Lessor

Contrail Aviation Leasing, LLC

By: /s/ Joseph G. Kuhn
Name:	Joseph G. Kuhn
Title:	CEO

  Lessee

*

By:
Name:
Title:

3

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

REPLACEMENT POWER OF ATTORNEY

*                                                                                                                             hereby irrevocably appoints CONTRAIL AVIATION LEASING, LLC (“CONTRAIL AVIATION LEASING, LLC”), organized and existing under the laws of the State of North Carolina, United States of America whose principal place of business office is at 435 Investment Court, Verona, Wisconsin 53593, United States of America as *                          true and lawful attorney so that CONTRAIL AVIATION LEASING, LLC may take any of the following actions in the name of and for *                      with respect to the A319-100 aircraft bearing manufacturer’s serial number *          (the “Aircraft”) leased by CONTRAIL AVIATION LEASING, LLC to *                      pursuant to an Aircraft Lease Agreement dated as of October 26, 2001, as assigned and amended from time to time and as novated and amended pursuant to the Novation and Amendment Agreement dated as of     September 4, 2018             (the “Lease”):

1. Pursuant to the Lease, *                  has procured and is maintaining insurances for the Aircraft. CONTRAIL AVIATION LEASING, LLC has been named sole loss payee on the all risk hull and war risk insurances for the Aircraft. In the event of a total loss or constructive total loss of the Aircraft, CONTRAIL AVIATION LEASING, LLC is entitled to receive insurance proceeds in an amount equal to the Agreed Value (as defined in the Lease). CONTRAIL AVIATION LEASING, LLC may take all action and sign all documents otherwise required to be performed by *                  including execution on behalf of *                  of an appropriate form of discharge/release document, in order for CONTRAIL AVIATION LEASING, LLC to collect such insurance proceeds.

2. In the exercise of the rights of CONTRAIL AVIATION LEASING, LLC under the Lease to recover the Aircraft from *                  and *                  after termination of the Lease due to an Event of Default (as defined in the Lease) under the Lease or for termination of the Lease due to any other reason, CONTRAIL AVIATION LEASING, LLC may take all action otherwise required to be performed by *                  before the authorities and courts in *              in order to cause the Aircraft to be repossessed by CONTRAIL AVIATION LEASING, LLC, deregistered from the *                                                                                and/or the *                                                                                or any successor thereof, and any other person or Government Entity (as defined in the Lease) which from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in *              (the “Aeronautics Authorities”), operated and exported from *

3. In the exercise of the rights mentioned in paragraphs 1 to 2, CONTRAIL AVIATION LEASING, LLC may make any declarations or statements and sign any public or private documents which may be considered necessary or appropriate.

4. CONTRAIL AVIATION LEASING, LLC may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but not limited to employees of CONTRAIL AVIATION LEASING, LLC or legal counsel in *

CONTRAIL AVIATION LEASING, LLC is empowered to determine in its sole discretion when to exercise the powers conferred upon CONTRAIL AVIATION LEASING, LLC pursuant to this Power of Attorney. Any person, agency or company relying upon this Power of Attorney need not and will not make any determination or require any court judgment as to whether an Event of Default (as defined in the Lease) is outstanding under the Lease or whether the Lease has been terminated.

*                  hereby waives any claims against (a) any person acting on the instructions given by CONTRAIL AVIATION LEASING, LLC or its designee pursuant to this Power of Attorney and (b) any person designated by CONTRAIL AVIATION LEASING, LLC or an officer of CONTRAIL AVIATION LEASING, LLC to give instructions pursuant to this Power of Attorney. *                  also agrees to indemnify and hold harmless any person, agency or company which may act in reliance upon this Power of Attorney and pursuant to instructions given by CONTRAIL AVIATION LEASING, LLC or its designee.

1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

  *                          expressly declares that CONTRAIL AVIATION LEASING, LLC may use this power of attorney to do business with “itself”.

This Power of Attorney is irrevocable as it is granted for the benefit of CONTRAIL AVIATION LEASING, LLC in accordance with Articles *                          of the *                      Civil Code, and may only be revoked with the approval of CONTRAIL AVIATION LEASING, LLC or when the Aircraft has been returned to the possession of CONTRAIL AVIATION LEASING, LLC, deregistered and exported from *

*                                               has made and delivered this Power of Attorney on 17 Sep 2018 in *                     .

*

By:

Title:

2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

REPLACEMENT POWER OF ATTORNEY

*                                                                                    *                                           hereby irrevocably appoints CONTRAIL AVIATION LEASING, LLC (“CONTRAIL AVIATION LEASING, LLC”), organized and existing under the laws of the State of North Carolina, United States of America whose principal place of business office is at 435 Investment Court, Verona, Wisconsin 53593, United States of America as *                              true and lawful attorney so that CONTRAIL AVIATION LEASING, LLC may take any of the following actions in the name of and for *                  with respect to the A319-100 aircraft bearing manufacturer’s serial number *              (the “Aircraft”) leased by CONTRAIL AVIATION LEASING, LLC to *                  pursuant to an Aircraft Lease Agreement dated as of October 26, 2001, as assigned and amended from time to time and as novated and amended pursuant to the Novation and Amendment Agreement dated as of    September 4, 2018             (the “Lease”):

I. Pursuant to the Lease, *                  has procured and is maintaining insurances for the Aircraft. CONTRAIL AVIATION LEASING, LLC has been named sole loss payee on the all risk hull and war risk insurances for the Aircraft. In the event of a total loss or constructive total loss of the Aircraft, CONTRAIL AVIATION LEASING, LLC is entitled to receive insurance proceeds in an amount equal to the Agreed Value (as defined in the Lease). CONTRAIL AVIATION LEASING LLC may take all action and sign all documents otherwise required to be performed by *                          including execution on behalf of *                  of an appropriate form of discharge/release document, in order for CONTRAIL AVIATION LEASING, LLC to collect such insurance proceeds.

2. In the exercise of the rights of CONTRAIL AVIATION LEASING, LLC under the Lease to recover the Aircraft from *                      and *              after termination of the Lease due to an Event of Default (as defined in the Lease) under the Lease or for termination of the Lease due to any other reason, CONTRAIL AVIATION LEASING, LLC may take all action otherwise required to be performed by *                  before the authorities and courts in *              in order to cause the Aircraft to be repossessed by CONTRAIL AVIATION LEASING, LLC, deregistered from the *                                               and/or the *                                                                      , or any successor thereof, and any other person or Government Entity (as defined in the Lease) which from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in *              (the “Aeronautics Authorities”), operated and exported from *

3. In the exercise of the rights mentioned in paragraphs 1 to 2, CONTRAIL AVIATION LEASING, LLC may make any declarations or statements and sign any public or private documents which may be considered necessary or appropriate.

4. CONTRAIL AVIATION LEASING, LLC may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but not limited to employees of CONTRAIL AVIATION LEASING, LLC or legal counsel in *

CONTRAIL AVIATION LEASING, LLC is empowered to determine in its sole discretion when to exercise the powers conferred upon CONTRAIL AVIATION LEASING, LLC pursuant to this Power of Attorney. Any person, agency or company relying upon this Power of Attorney need not and will not make any determination or require any court judgment as to whether an Event of Default (as defined in the Lease) is outstanding under the Lease or whether the Lease has been terminated.

*                          hereby waives any claims against (a) any person acting on the instructions given by CONTRAIL AVIATION LEASING, LLC or its designee pursuant to this Power of Attorney and (b) any person designated by CONTRAIL AVIATION LEASING, LLC or an officer of CONTRAIL AVIATION LEASING, LLC to give instructions pursuant to this Power of Attorney.*                  also agrees to indemnify and hold harmless any person, agency or company which may act in reliance upon this Power of Attorney and pursuant to instructions given by CONTRAIL AVIATION LEASING, LLC or its designee.

1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

*                      expressly declares that CONTRAIL AVIATION LEASING, LLC may use this power of attorney to do business with “itself”.

This Power of Attorney is irrevocable as it is granted for the benefit CONTRAIL AVIATION LEASING, LLC in accordance with Articles *                      of the *              Civil Code, and may only be revoked with the approval of CONTRAIL AVIATION LEASING, LLC or when the Aircraft has been returned to the possession of CONTRAIL AVIATION LEASING, LLC, deregistered and exported from *

*                                                   has made and delivered this Power of Attorney on 17 Sep 2018 in *                                                        .

*

By:

Title:

2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

ACCEPTANCE CERTIFICATE

CONTRAIL AVIATION SUPPORT, LLC. (“Buyer”) and CONTRAIL AVIATION LEASING, LLC. (“Buyer’s Nominee”) do hereby represent, acknowledge, warrant and agree in favour of *                                                                                                                                                                         AS TRUSTEE FOR AIRCRAFT 32A- *                              (“Seller”) as follows:

1.

Buyer’s Nominee has at 17:14 hours *              time) this 17th day of     September         2018 accepted from Seller the following equipment, all as further described in the Aircraft Sale Agreement dated 3 August 2018 (“Sale Agreement”) between, inter alios, Seller and Buyer (collectively the “Aircraft”):

(a)	one (1) used Airbus A319-100 aircraft bearing manufacturer’s serial number *

(b)	two (2) used IAE V2524-A5 Engines bearing manufacturer’s serial numbers * and * and

(c)	and all Parts and Aircraft Documentation.

2.

All of the foregoing equipment has been accepted on the date set forth above to Buyer’s and Buyer’s Nominee’s full satisfaction pursuant to the terms and provisions of the Sale Agreement when the Aircraft was located at   *                                           .

3.

The Aircraft, Engines, Parts and Aircraft Documentation have been fully examined by Buyer and Buyer’s Nominee and have been received in a condition fully satisfactory to Buyer and Buyer’s Nominee and in full conformity with the Sale Agreement in every respect.

4.	Buyer and Buyer’s Nominee agrees that it is purchasing the Aircraft “AS IS, WHERE IS AND WITH ALL FAULTS” and subject to the terms and conditions of the Sale Agreement.

Unless otherwise defined herein, capitalised terms used in this acceptance certificate have the same meaning as those used in the Sale Agreement.

IN WITNESS WHEREOF Buyer and Buyer’s Nominee have executed this acceptance certificate on the date set forth above.

CONTRAIL AVIATION SUPPORT, LLC

/s/ Joseph G. Kuhn
By: Joseph G. Kuhn
Its: CEO

CONTRAIL AVIATION LEASING, LLC

/s/ Joseph G. Kuhn
By: Joseph G. Kuhn
Its: CEO

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

ACCEPTANCE CERTIFICATE

CONTRAIL AVIATION SUPPORT, LLC. (“Buyer”) and CONTRAIL AVIATION LEASING, LLC. (“Buyer’s Nominee”) do hereby represent, acknowledge, warrant and agree in favour of *                                                                                                                                                         AS TRUSTEE FOR AIRCRAFT 32A- *                          (“Seller”) as follows:

1.

Buyer’s Nominee has at 17:14 hours *              time) this 17th day of   September         2018 accepted from Seller the following equipment, all as further described in the Aircraft Sale Agreement dated 3 August 2018 (“Sale Agreement”) between, inter alios, Seller and Buyer (collectively the “Aircraft”):

(a)	one (1) used Airbus A319-100 aircraft bearing manufacturer’s serial number * ;

(b)	two (2) used IAE V2524-A5 Engines bearing manufacturer’s serial numbers * and * ; and

(c)	and all Parts and Aircraft Documentation.

2.

All of the foregoing equipment has been accepted on the date set forth above to Buyer’s and Buyer’s Nominee’s full satisfaction pursuant to the terms and provisions of the Sale Agreement when the Aircraft was located at     *                                          .

3.

The Aircraft, Engines, Parts and Aircraft Documentation have been fully examined by Buyer and Buyer’s Nominee and have been received in a condition fully satisfactory to Buyer and Buyer’s Nominee and in full conformity with the Sale Agreement in every respect.

4.	Buyer and Buyer’s Nominee agrees that it is purchasing the Aircraft “AS IS, WHERE IS AND WITH ALL FAULTS” and subject to the terms and conditions of the Sale Agreement.

Unless otherwise defined herein, capitalised terms used in this acceptance certificate have the same meaning as those used in the Sale Agreement.

IN WITNESS WHEREOF Buyer and Buyer’s Nominee have executed this acceptance certificate on the date set forth above.

CONTRAIL AVIATION SUPPORT, LLC

/s/ Joseph G. Kuhn
By:	Joseph G. Kuhn
Its:	CEO

CONTRAIL AVIATION LEASING, LLC

/s/ Joseph G. Kuhn
By:	Joseph G. Kuhn
Its:	CEO

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

BILL OF SALE

*                                                                                                                                                                                                                                                                              AS TRUSTEE FOR AIRCRAFT 32A- *                                              , a company incorporated under the laws of *                                   (“Seller”), is the owner of the following equipment, all as further described in the Aircraft Sale Agreement dated 3 August, 2018 (“Sale Agreement”) between, inter alias, Seller and Contrail Aviation Support, LLC (collectively the “Aircraft”):

1.	one (1) used Airbus A319-100 aircraft bearing manufacturer’s serial number * ;

2.	two (2) used IAE V2524-A5 Engines bearing manufacturer’s serial numbers * and * ; and

3.	and all Parts and Aircraft Documentation.

For and in consideration of the sum of *                                                                   and other valuable consideration, receipt of which is hereby acknowledged, Seller does hereby sell, grant, transfer, deliver and set over to Contrail Aviation Leasing, LLC (“Buyer”) and its successors and assignees forever all of Seller’s right, title and interest in and to the Aircraft, to have and to hold the Aircraft for its and their use forever.

Seller hereby warrants to Buyer and its successors and assigns that there is hereby conveyed to Buyer full legal and beneficial good and marketable title to the Aircraft save as to freedom from Security Interests in relation to which Seller warrants only that the Aircraft is free of Warranted Security Interests, and that Seller will warrant and defend such title forever against all claims and demands.

Unless otherwise defined herein, capitalised terms used in this bill of sale have the same meaning as those used in the Sale Agreement.

This bill of sale will be governed by, and construed in accordance with, the Governing Law. The Governing Jurisdiction will have exclusive jurisdiction to settle any dispute arising out of or in connection with this bill of sale.

IN WITNESS WHEREOF Seller has executed this bill of sale as a deed at 17:14 hours *                  time) this 17th day of September 2018.

Seller: *                                                                                                                                                                                                                                                                         AS TRUSTEE FOR AIRCRAFT 32A- *

SIGNED and DELIVERED as a DEED by
*

as duly appointed attorney for and on behalf of *
AS TRUSTEE FOR AIRCRAFT 32A- *

In the presence of:

*

Witness signature

Witness name: *
Witness address:
Witness occupation: *	*

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

BILL OF SALE

*                                                                                                                                                                                                                       *                          AS TRUSTEE FOR AIRCRAFT 32A- *                                              , a company incorporated under the laws of *                  (“Seller”), is the owner of the following equipment, all as further described in the Aircraft Sale Agreement dated 3 August, 2018 (“Sale Agreement”) between, inter alios, Seller and Contrail Aviation Support, LLC (collectively the “Aircraft”):

1.	one (1) used Airbus A319-100 aircraft bearing manufacturer’s serial number * ;

2.	two (2) used IAE V2524-A5 Engines bearing manufacturer’s serial numbers * and * ; and

3.	and all Parts and Aircraft Documentation.

For and in consideration of the sum of *                                                           and other valuable consideration, receipt of which is hereby acknowledged, Seller does hereby sell, grant, transfer, deliver and set over to Contrail Aviation Leasing, LLC (“Buyer”) and its successors and assignees forever all of Seller’s right, title and interest in and to the Aircraft, to have and to hold the Aircraft for its and their use forever.

Seller hereby warrants to Buyer and its successors and assigns that there is hereby conveyed to Buyer full legal and beneficial good and marketable title to the Aircraft save as to freedom from Security Interests in relation to which Seller warrants only that the Aircraft is free of Warranted Security Interests, and that Seller will warrant and defend such title forever against all claims and demands.

Unless otherwise defined herein, capitalised terms used in this bill of sale have the same meaning as those used in the Sale Agreement.

This bill of sale will be governed by, and construed in accordance with, the Governing Law. The Governing Jurisdiction will have exclusive jurisdiction to settle any dispute arising out of or in connection with this bill of sale.

IN WITNESS WHEREOF Seller has executed this bill of sale as a deed at                  hours (          time) this 17th day of September 2018.

Seller: *                                                                                                                                                                                                                                                                         AS TRUSTEE FOR AIRCRAFT 32A- *

SIGNED and DELIVERED as a DEED by
*

as duly appointed attorney for and on behalf of *
* AS TRUSTEE FOR AIRCRAFT 32A- *

In the presence of:

*

Witness signature

Witness name: *
Witness address:
Witness occupation: *	*

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.